                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             UnionBancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LETTERHEAD]





                                 March 16, 1998


Dear Fellow Stockholder:

     You are cordially invited to attend UnionBancorp, Inc.'s Annual Meeting of Stockholders at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 23, 1998, at 10:00 a.m. At the meeting, I will report to you on the progress of our Company and respond to your comments or questions. Moreover, several of our management people will be available to talk individually with you about our record of achievement and plans for the future.

     Your Board of Directors has nominated four persons to serve as Class III directors on the Board of Directors. Their names appear in the enclosed proxy material. All four of the nominees are incumbent directors. We recommend that you vote your shares for the nominees.

     We encourage you to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

     We look forward with pleasure to seeing and visiting with you at the meeting.

                                             With best personal wishes,



                                             R. Scott Grigsby
                                             Chairman of the Board

     122 WEST MADISON STREET - OTTAWA ILLINOIS 61350 - (815)433-7030

                                   [LETTERHEAD]



                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD APRIL 23, 1998
                      ----------------------------------------



TO HOLDERS OF COMMON STOCK:

     The Annual Meeting of Stockholders of UnionBancorp, Inc., a Delaware corporation (the "Company"), will be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 23, 1998, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

     1. to elect four (4) Class III directors.

     2. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 9, 1998, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements thereof.

                                       By Order of the Board of Directors


                                       R. Scott Grigsby
                                       Chairman of the Board


Ottawa, Illinois
March 16, 1998

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                               [LETTERHEAD]




                             PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UnionBancorp, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 23, 1998, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

     The Company, a Delaware corporation, is a regional financial services company based in Ottawa, Illinois which has five bank subsidiaries (the "Banks"). The Banks serve communities throughout Central and Northern Illinois through twenty-seven locations. The Company also has three non-bank subsidiaries, UnionData Corp, Inc. ("UnionData"), which provides data processing services, UnionTrust Corporation ("UnionTrust"), a trust company which also serves as an owner and lessor of banking offices to certain of the Banks, and Credit Recovery, Inc., a debt collection agency located in Ottawa, Illinois. The Banks and the three non-bank subsidiaries are collectively referred to as the "Subsidiaries."

     The Proxy Statement and the accompanying Notice of Meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, (the "Common Stock"), on or about March 16, 1998. The 1997 Annual Report of the Company, including financial statements, is enclosed.

VOTING RIGHTS AND PROXY INFORMATION

     The Board of Directors has fixed the close of business on March 9, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. The transfer books of the Company will not be closed. The Board of Directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and return your proxy in the enclosed self-addressed, stamped envelope. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person.

     On March 9, 1998, the Company had 4,135,830 issued and outstanding shares of Common Stock. For the election of directors and for all other matters to be voted upon at the annual meeting, each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                           ELECTION OF DIRECTORS

     The Company has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. Stockholders will be entitled at the annual meeting to be held on April 23, 1998, to elect four Class III directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class III directors are incumbent directors.

     The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

INFORMATION ABOUT DIRECTORS AND NOMINEES

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years, as of March 9, 1998.
Unless otherwise indicated, each person has held the positions shown for at least five years. The four nominees, if elected at the annual meeting, will serve as Class III directors for three year terms expiring in 2001. THE
BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR ALL FOUR NOMINEES.

                                NOMINEES


NAME                                POSITION WITH THE COMPANY
(AGE)              DIRECTOR SINCE   AND PRINCIPAL OCCUPATION
-----              --------------   -------------------------
CLASS III
(TERM EXPIRES 2001)
R. Scott Grigsby       1983         Chairman of the Board, President and Chief
(Age 46)                            Executive Officer of the Company

H. Dean Reynolds       1981         Director of the Company; Owner (1966-1995)
(Age 69)                            and Consultant (1996-present), Reynolds-
                                    West & Associates, Inc.

John A. Shinkle        1997         Director of the Company and Executive Vice
(Age 46)                            President, Synovus Securities, Inc. (1986-
                                    present)

Scott C. Sullivan      1996         Director of the Company; Attorney, Williams
(Age 43)                            & McCarthy


                              CONTINUING DIRECTORS


NAME                                POSITION WITH THE COMPANY
(AGE)              DIRECTOR SINCE   AND PRINCIPAL OCCUPATION
-----              --------------   -------------------------
CLASS I
(TERM EXPIRES 1999)
Richard J. Berry       1985         Director of the Company; Attorney, Myers,
(Age 45)                            Daugherity, Berry, O'Conor & Kuzma, Ltd.

Walter E. Breipohl     1993         Director of the Company; Owner, Kaszynski/
(Age 44)                            Breipohl Realtors/Developers

Lawrence J. McGrogan   1987         Director of the Company; Owner, Handy
(Age 60)                            Foods, Inc.

John A. Trainor        1985         Director of the Company; Owner, Trainor
(Age 67)                            Grain & Supply Company, Inc.

CLASS II
(TERM EXPIRES 2000)
L. Paul Broadus        1986         Director of the Company; Founder and
(Age 63)                            President, Broadus Oil Company

John Michael Daw       1991         Director and Senior Agriculture
(Age 50)                            Representative (since 1996) of the Company;
                                    President, Farmers Grain Service (1969-1996)

Robert J. Doty         1996         Director of the Company; Chairman of
(Age 70)                            Prairie Bancorp, Inc. (1989-1996);
                                    Consultant, Farm Management

Jimmie D. Lansford     1988         Director and Senior Vice President,
(Age 58)                            Organizational Development and Planning
                                    (since 1996) of the Company; Chief
                                    Executive Officer, St. Mary's Hospital
                                    (1987-1996)

I. J. Reinhardt, Jr.   1991         Director of the Company; Director and
(Age 60)                            General Manager, St. Louis Beverage Company


     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any director has been selected, except that Messrs. Doty and Sullivan were initially appointed to the Board pursuant to the terms of the agreement regarding the acquisition of Prairie Bancorp, Inc. in 1996. No member of the Board of Directors is related to any other member of the Board of Directors.

BOARD COMMITTEES AND MEETINGS

     Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met seven times during 1997. During 1997, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served. The Board of Directors of the Company has standing executive, audit and compensation committees.

     The Executive Committee is comprised of Messrs. Grigsby (Chair), Berry, Broadus, Daw, Sullivan and Trainor. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings. This committee met two times in 1997.

     The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Messrs. Reynolds (Chair), Doty and Reinhardt. Mr. Grigsby serves as an EX OFFICIO member of this committee. During 1997, the Audit Committee met four times.

     The Compensation Committee establishes compensation and benefits for the Chief Executive Officer and reviews and recommends compensation and benefits for the other officers and employees of the Company and the Subsidiaries.
The Committee also administers and oversees the Company's stock-based incentive compensation plans. The members of the Compensation Committee are Messrs. McGrogan (Chair), Breipohl, Broadus, Lansford and Shinkle. Mr. Grigsby also serves as an EX OFFICIO member of this committee. The Compensation Committee met four times in 1997.

     COMPENSATION OF DIRECTORS

     Through April, 1997, each of the Company's directors was paid a fee of $500 for each Board meeting attended and $100 for each committee meeting attended. Beginning in May, 1997, Board fees were increased to $1,000 per meeting and committee fees were increased to $250 per meeting. In addition, each director is paid an annual retainer of $2,500. Each of the Company's directors also receives an annual grant of options to purchase shares of Common Stock under the Company's Stock Option Plan. The Stock Option Plan provides for annual formula grants to each of the Company's directors of options to purchase up to 3,000 shares of Common Stock with an exercise price of 75% of the then current market price of the Common Stock on the date of the grant. Such options become exercisable over five years. For the fiscal year ended December 31, 1997, each director was granted options to purchase between 2,000 and 2,500 shares of Common Stock at a price of $9.75 per share.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 15, 1998, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


        NAME OF INDIVIDUAL OR                        AMOUNT AND NATURE OF            PERCENT
    NUMBER OF INDIVIDUALS IN GROUP                 BENEFICIAL OWNERSHIP(1)(2)        OF CLASS
    --------------------------------               --------------------------        --------
5% STOCKHOLDERS                                           439,368(3)                 10.6%
UnionBank/Streator, as Trustee for the
UnionBancorp, Inc. Employee Stock Ownership
Plan ("ESOP")
201 East Main Street
Streator, Illinois  61364

Dennis J. McDonnell                                       355,288(4)                  8.6%
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

Wayne H. Whalen                                           355,288(4)                  8.6%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606

Jeffrey L. Gendell                                        229,400(5)                  5.6%
200 Park Avenue, Suite 3900
New York, New York  10166

DIRECTORS AND NOMINEES
Richard J. Berry                                           34,344(6)                    *
Walter E. Breipohl                                         13,544                       *
L. Paul Broadus                                            19,579                       *
John Michael Daw                                           19,720                       *
Robert J. Doty                                              1,000                       *
R. Scott Grigsby                                          780,860(7)                 18.8%
Jimmie D. Lansford                                         16,344                       *
Lawrence J. McGrogan                                       24,364(8)                    *
I.J. Reinhardt, Jr.                                        27,130(9)                    *
H. Dean Reynolds                                           28,280(10)                   *
John A. Shinkle                                             2,864(11)                   *
Scott C. Sullivan                                           5,000                       *
John A. Trainor                                            21,744(12)                   *

OTHER NAMED EXECUTIVE OFFICERS
Charles J. Grako                                           26,323(13)                   *
Wayne L. Bismark                                           13,525(14)                   *

All directors and executive officers as a group
(15 persons)                                            1,034,621(15)                24.7%


-----------------------
* Indicates less than one percent.

(1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Amounts shown include interests in a general partnership held by Messrs. Berry, Broadus, Breipohl, Grigsby, Daw, Lansford, McGrogan, Shinkle and Trainor which holds an aggregate of 22,400 shares of Common Stock representing 2,464 shares by each director. Mr. Grako also has an interest in the partnership amounting to 224 shares. Voting and
     investment power over shares held in this partnership is shared.   The
     information also includes shares presently obtainable through the exercise of options to purchase shares of Common Stock granted under the Company's Stock Option Plan as follows: Mr. Berry - 3,980 shares; Mr. Breipohl - 3,980 shares; Mr. Broadus - 3,530 shares; Mr. Daw 4,080 shares; Mr. Grigsby - 10,361 shares; Mr. Lansford - 4,080 shares; Mr. McGrogan - 3,980 shares; Mr. Reinhardt 3,130 shares; Mr. Reynolds - 3,280 shares; Mr. Trainor - 3,880 shares; Mr. Grako - 3,948 shares; and Mr. Bismark - 1,788 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) All of the shares held by the ESOP are allocated to particular participants' accounts and over which shares the ESOP trustee has shared voting and no investment power over such shares.

(4)  As reported to the Securities and Exchange Commission ("SEC") on a
     Schedule 13D dated October 9, 1996. Pursuant to the terms of an agreement executed by the Company and these individuals in connection with the Company's acquisition of Prairie Bancorp, Inc. ("Prairie"), the President of the Company has a limited proxy with respect to such shares until August 6, 2000.

(5) As reported to the SEC on a Schedule 13D dated October 24, 1997. Mr. Gendell reported shared voting and investment power over such shares.

(6) Includes 13,800 shares held jointly by Mr. Berry and his spouse, 3,000 shares held individually by Mr. Berry's spouse and 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over all of which shares Mr. Berry has shared voting and investment power.

(7) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Company's acquisition of Prairie. Also includes 17,758 shares held by Mr. Grigsby jointly with his spouse and with or for other family members, over which shares Mr. Grigsby has shared voting and investment power, 400 shares held solely by members of Mr. Grigsby's family, over which shares Mr. Grigsby has no voting or investment power, and 35,001 shares allocated to Mr. Grigsby under the Company's ESOP. Excludes the remaining shares held by the ESOP but allocated to other participants' accounts. Mr. Grigsby, as trustee of the ESOP, has shared voting power over such shares.

(8) Includes 11,040 shares held by Mr. McGrogan jointly with his spouse, over which shares Mr. McGrogan has shared voting and investment power, and also includes 1,884 shares owned solely by his spouse, over which shares Mr. McGrogan has no voting or investment power.

(9) Includes 6,000 shares held by Mr. Reinhardt jointly with his spouse and 15,000 shares held in a retirement account, over all of which shares Mr. Reinhardt has shared voting and investment power.

(10) Includes 1,000 shares held by Mr. Reynolds jointly with his spouse and 1,200 shares held by relatives of Mr. Reynolds, over which shares Mr. Reynolds has shared voting and investment power.

(11) Includes 400 shares held by members of Mr. Shinkle's family. Mr. Shinkle has no voting or investment power over 100 of such shares and has shared voting and investment power over the remaining 300 shares.

(12) Includes 1,200 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

(13) Includes 17,851 shares allocated to Mr. Grako under the ESOP.

(14) Includes 2,237 shares allocated to Mr. Bismark under the ESOP.

(15) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Prairie acquisition.

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1997, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.

VOTING AGREEMENTS

     Pursuant to the terms of a Standstill Agreement entered into between the Company and Messrs. McDonnell and Whalen, the President of the Company has sole voting power with respect to all 710,576 shares of Common Stock held by such persons in any election of directors of the Company. The proxy will further pertain to any additional shares of Common Stock obtained by either party. The proxy expires on August 6, 2000.

                         EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Subsidiaries) whose 1997 salary and bonus exceeded $100,000:


---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                       SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------
                                                                      LONG TERM
                                                                     COMPENSATION
                                             ANUUAL COMPENSATION        AWARDS
---------------------------------------------------------------------------------------------------
           (a)                    (b)         (c)         (d)             (g)              (i)

                                                                       SECURITIES       ALL OTHER
NAME AND                                                               UNDERLYING      COMPENSATION
PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)   OPTIONS/SARS (#)(1)     ($)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
R. Scott Grigsby(2)               1997     $156,555     $ 8,000         4,000           $10,050
Chairman of the Board,            1996      149,100      32,000         5,550            15,597
President and Chief Executive     1995      142,000      12,800         3,036            21,832
Officer
---------------------------------------------------------------------------------------------------
Charles J. Grako(3)               1997     $104,878     $ 4,000         1,500           $13,200
Executive Vice President and      1996       99,225      11,000         2,100            17,439
Chief Financial Officer           1995       94,500       7,675         1,080            21,880
---------------------------------------------------------------------------------------------------
Wayne L. Bismark(4)               1997     $104,878     $ 2,000         1,500           $21,734
Executive Vice President and      1996       99,225      11,000         2,100             9,525
Chief Credit Officer              1995       94,500       7,675         1,080                 0
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------


---------------

(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Represents the dollar value of allocations under the Company's ESOP in the amounts of $7,149 for 1997, $12,697 for 1996 and $18,931 in 1995, and
    premiums for split dollar life insurance of $2,901 for 1997, $2,900 for 1996 and $2,901 in 1995.

(3) Represents the dollar value of allocations under the Company's ESOP in the amounts of $4,941 for 1997, $9,330 for 1996 and $12,896 for 1995,
    premiums for split dollar life insurance of $2,034 for each of 1997, 1996 and 1995, and fees for services provided to the Company's Board of Directors and director fees for serving on the Boards of various Subsidiaries of $6,225 for 1997, $6,075 for 1996 and $6,950 for 1995.

(4) Represents the dollar value of allocations under the Company's ESOP in the amounts of $4,934 for 1997, and fees for services provided to the Company's Board of Directors and director fees for serving on the Boards of various Subsidiaries of $16,800 for 1997 and $9,525 for 1996.

STOCK OPTION INFORMATION

     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the Summary Compensation Table:


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                                                                  FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
       (a)                  (b)            (c)                (d)                  (e)            (f)          (g)

                                       % OF TOTAL
                          OPTIONS    OPTIONS GRANTED
                          GRANTED    TO EMPLOYEES IN   EXERCISE OR BASE PRICE   EXPIRATION
     NAME                 (#)(1)       FISCAL YEAR           ($/SH)                DATE          5%($)        10%($)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
R. Scott Grigsby          2,000            21%               $13.00              02/14/07       $16,351      $41,437
                          2,000(2)          8%                 9.75              02/14/07        22,851       47,937
-----------------------------------------------------------------------------------------------------------------------
Charles J. Grako          1,500            16%               $13.00              02/14/07       $12,263      $31,078
-----------------------------------------------------------------------------------------------------------------------
Wayne L. Bismark          1,500            16%               $13.00              02/14/07       $12,263      $31,078
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Represents non-qualified options granted for service on the Board of Directors.

     The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1997 held by the individuals named in the Summary Compensation Table:


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                  OPTION VALUES
----------------------------------------------------------------------------------------------------

                     SHARES                   NUMBER OF SECURITIES
                    ACQUIRED                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                       ON        VALUE          OPTIONS AT FY-END            THE-MONEY OPTIONS
    NAME            EXERCISE   REALIZED              (#)(d)                   AT FY-END ($)(e)
   (#)(a)            (#)(b)     ($)(c)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------
R. Scott Grigsby       --        $--         6,464          13,022         $96,630       $170,449
----------------------------------------------------------------------------------------------------
Charles J. Grako       --         --         2,472           4,908         $35,480        $58,929
----------------------------------------------------------------------------------------------------
Wayne L. Bismark       --         --           852           3,828         $10,978        $42,594
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     The Company and certain of the Subsidiaries have entered into three-year employment agreements with Messrs. Grigsby, Bismark and Grako. Unless earlier terminated by the Company (or the Subsidiary, if applicable) or the respective employee, the employment term under each agreement extends for an additional year on each anniversary of the agreement. Each agreement specifies a minimum annual salary for the initial year of the agreement and provides for an automatic minimum five percent annual increase for each subsequent year. Each agreement also provides that the respective employee is entitled to participate in any executive bonus plan and other incentive compensation or benefit plan established by the Company or the applicable Subsidiary.

     Each agreement is terminable by the employee upon thirty days' prior written notice and automatically terminates upon the death or disability of the employee. The Company may terminate each agreement at any time for "cause" without incurring any additional obligations. Each agreement provides severance benefits in the event the employee is terminated without cause or "constructively discharged," as defined in each agreement. The severance benefits are equal to the salary and benefits the terminated employee would have received through the end of the normal term of the agreement. If any of the employment agreements are terminated in connection with a "change in control," as defined in each agreement, the employee is entitled to receive severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination. The terminated employee in such case will also be entitled to continuation of participation in other benefit plans for the remaining term of his agreement. In addition, each officer would be entitled to receive other benefits for such periods. The employment agreements also require the Company to provide each employee with indemnification insurance and indemnification for any expenses arising out of each person's employment with the Company or the applicable Subsidiary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the members of the Compensation Committee were Messrs. McGrogan, Breiphol, Broadus, Lansford and Shinkle. None of these individuals was an officer or employee of the Company or any of the Subsidiaries during 1997, and none of these individuals is a former officer or employee of the Company or any of the Subsidiaries, except for Lansford who is Senior Vice President, Organizational Development and Planning.

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company is composed of four outside directors and is responsible for recommendations to the Board of Directors of the Company for compensation of executive officers of the Subsidiaries and the Company. In determining compensation, the following factors are generally taken into consideration:

     1. The performance of the executive officers in achieving the short and long term goals of the Company.

     2. Payment of compensation commensurate with the ability and expertise of the executive officers.

     3. Attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

     Additionally, the Compensation Committee considers various benefits, such as the Company's ESOP, 401(k) Plan and the Stock Option Plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

     Annually, the Compensation Committee evaluates four primary areas of performance in determining Mr. Grigsby's level of compensation. These areas are: long-range strategic planning and implementation; Company financial performance; Company compliance with regulatory requirements and relations with regulatory agencies; and effectiveness of managing relationships with stockholders and the Board of Directors. When evaluating the financial performance of the Company, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability of the Company and are given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that Mr. Grigsby's compensation is competitive and commensurate with his level of performance.

     The 1997 compensation of Mr. Grigsby was based upon the factors described above and his substantial experience and length of service with the organization. During 1997, Mr. Grigsby guided the consolidation of the operations of the Banks. The Compensation Committee also considered the continuing additional duties required as a result of becoming a publicly traded institution. Mr. Grigsby serves on the Compensation Committee EX OFFICIO, but did not participate in any decisions pertaining to his compensation.

  Messrs. McGrogan (Chair), Breipohl, Broadus, Lansford and Shinkle


     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks for the period commencing January 10, 1996, the date the Company's shares were first quoted on the OTC Bulletin Board. The Common Stock of the Company was first listed for quotation on the Nasdaq Stock Market on October 1, 1996, and prior to such date was quoted on the OTC Bulletin Board. The graph was prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                 COMPARISON OF CUMULATIVE TOTAL RETURN*
               (ASSUMES $100 INVESTED ON JANUARY 10, 1996)



                                [GRAPH]





*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS


-------------------------------------------------------------
                  Cumulative Total Return
-------------------------------------------------------------
                              1/10/96     12/31/96   12/31/97
-------------------------------------------------------------
-------------------------------------------------------------
UnionBancorp Inc.               $100        $147       $224
Nasdaq Stock Market - US        $100        $131       $161
Nasdaq Bank Index               $100        $135       $227
-------------------------------------------------------------


                         TRANSACTIONS WITH MANAGEMENT

     Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and the Subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 1997, the Company and the Subsidiaries paid approximately $61,705 to the law firm of Myers, Daugherity, Berry, O'Conor & Kuzma, Ltd. for legal services. Richard J. Berry, a director of the Company, is a principal of that firm. Management believes such legal services were obtained on terms no less favorable than would have been obtained from unaffiliated third-parties.

                STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     For inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 17, 1998. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before November 17, 1998, and must otherwise comply with the Company's bylaws.

                               OTHER MATTERS

     Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

     Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                         FAILURE TO INDICATE CHOICE

     If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy included herewith, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1.

                                     By Order of the Board of Directors



                                     R. Scott Grigsby
                                     Chairman of the Board and President
Ottawa, Illinois
March 16, 1998

                     ALL STOCKHOLDERS ARE URGED TO SIGN
                       AND MAIL THEIR PROXIES PROMPTLY

PROXY                      UNIONBANCORP, INC. PROXY                        PROXY

                 PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 23, 1998

     The undersigned hereby appoints John Michael Daw and R. Scott Grigsby, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of UnionBancorp, Inc., to be held at the Starved Rock Lodge and Conference Center located in Utica, Illinois, on Thursday, April 23, 1998, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:


/ / Check here for address change.
    New Address:
    ---------------------------------

    ---------------------------------

    ---------------------------------


                (Continued and to be signed on reverse side.)

                              UNIONBANCORP, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


                                                                 For All
                                              For    Withheld    Except
1. Election of Directors                      / /      / /        / /
   R. Scott Grigsby, H. Dean Reynolds,
   John A. Shinkle and Scott C. Sullivan


                                THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                                SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.
                                                         ---


The Board of Directors recommends a vote FOR all nominees.

Check here if you plan to attend the meeting.   / /


                                NOTE: Please sign exactly as your name
                                appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                                Dated:                                 , 1998
                                        -------------------------------

                                Signature(s)------------------------------------

                                ------------------------------------------------